Exhibit (11)(i) under N-1A
                                   Exhibit 23 under Item 601/Reg SK


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 22, 1996 on the statement of assets and liabilities of Federated Bond Index Fund (a portfolio of Federated Investment Trust) in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-1A No. 33-00053) and the related Prospectuses of Federated Bond Index Fund.



By:ERNST & YOUNG
   Ernst & Young
Pittsburgh, Pennsylvania